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                                                          EXHIBIT 23.1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.

We consent to incorporation by reference in the registration statements
(No. 33-80771 dated December 22, 1995 and No. 333-07657 dated July 3, 1996)
on Form S-3 and in the registration statement (No. 333-20655 dated January 29, 1997) on Form S-8 of Donaldson, Lufkin & Jenrette, Inc. of our report dated February 3, 1997 relating to the consolidated statements of financial condition of Donaldson, Lufkin & Jenrette, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Donaldson, Lufkin & Jenrette, Inc.

                                                  /s/ KPMG Peat Marwick LLP
                                                  -------------------------
                                                      KPMG Peat Marwick LLP


New York, New York
March 27, 1997